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Exhibit 21

SUBSIDIARIES OF REGISTRANT

AMSEC Corporation

AMSEC LLC
(subsidiary of AMSEC Corporation)

ANXeBusiness Asia Pacific Co. Ltd.

ANXe Business Corp.

Bull, Inc.

Campus Point Realty Corporation

Data Systems & Solution LLC

Database Service Management, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Eagan, McAllister Associates, Inc.
(subsidiary of Test Pilot Holding Corporation)

Energy & Environmental Solutions, LLC

Exploranium CZ, s.r.o.
(subsidiary of SAIC Canada)

Exploranium G.S., Inc.
(subsidiary of SAIC Canada)

Hicks & Associates, Inc.

Informatica, Negocios y Tecnologia, S.A.
(aka INTESA)

InterConnect Communications Limited
(subsidiary of Telcordia Technologies, Inc.)

Mesa Solutions, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Planning Consultants, Incorporated
(subsidiary of AMSEC LLC)

SAIC (Bermuda) Ltd.

SAIC Colombia, Limitada

SAIC Engineering, Inc.

SAIC Engineering of North Carolina, Inc.

SAIC Engineering of Ohio, Inc.

SAIC Europe Limited

SAIC-Frederick, Inc.

SAIC Japan Ltd.

SAIC Limited
(subsidiary of SAIC Europe Ltd.)

SAIC Pty. Ltd.

SAIC Venture Capital Corporation

Science Applications International (Barbados) Corporation

Science Applications International Corporation (SAIC Canada)

Science Applications International Corporation de Venezuela, S.A.

Science Applications International, Europe S.A.R.L.
(subsidiary of SAIC Europe Ltd.)

Science Applications International Germany GmbH

Telcordia Technologies, Inc.

Telcordia Technologies International, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Telcordia Technologies Ventures, Inc.
(subsidiary of Telcordia Technologies, Inc.)

Telcordia Venture Capital Corporation
(subsidiary of Telcordia Technologies, Inc.)

Test Pilot Holding Corporation
(subsidiary of AMSEC LLC)

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Exhibit 21